                                                                    EXHIBIT 10.4

                          ASPREVA PHARMACEUTICALS CORP.

                             STOCK OPTION AGREEMENT

This Option Agreement (the "Agreement") is entered into between ASPREVA PHARMACEUTICALS CORP. ("Aspreva") and the Optionee named below pursuant to the Aspreva 2002 Incentive Stock Option Plan (the "Plan"), a copy of which is attached hereto, and confirms that:

1.    on the (number) day of (month), (year) (the "Grant Date");

2. (name) (the "Optionee") is granted the option (the "Option") to purchase (number) Common Shares (the "Option Shares") of Aspreva at a price of $(price) (the "Option Price"); the Option shall vest over a (length) term as to- (layout vesting terms);

3. once an instalment has vested it shall remain vested until the expiration, termination or surrender of the Option;

4. all instalments under the Option will cease to vest at the date upon which the Optionee ceases to be an employee of Aspreva;

5. any vested Options may be exercised, in whole or in part, up to the (day) of (month), (year) (the "Expiry Date"), or such earlier date as may be required by the Plan;

6.    the Option is not transferable or assignable by the Optionee;

7. the Option may be exercised only by notice signed by the Optionee, or in certain circumstances permitted by the Plan, the legal representative of the Optionee, and accompanied by full payment for the Option Shares being purchased;

8. the representations and warranties of the Optionee set out in Section 6.8 of the Plan are true and correct as of the Grant Date;

9. Aspreva will have no obligation to issue any Option Share unless Aspreva is satisfied that the issuance of such shares to the Optionee will be exempt from all registration or qualification requirements of applicable securities laws and will be permitted under the applicable rules and regulations of all regulatory authorities to which Aspreva is subject; and

10. the Option is subject to the terms and conditions set out in the Plan, and if there is any conflict between the terms of this Agreement and the Plan, the terms of the Plan will govern, despite any term of this Agreement.

By signing this Agreement, the Optionee acknowledges that the Optionee has read and understands the Plan and agrees to the terms and conditions of the Plan and this Agreement.

IN WITNESS WHEREOF this Agreement has been executed by the Parties hereto as of the Grant Date.

SIGNED, SEALED and DELIVERED by         )
(NAME) in the presence of:              )
______________________________________  )   ____________________________________
(Witness signature)Name                 )   (NAME)
                                        )
______________________________________  )
Address                                 )
______________________________________  )   ____________________________________
                                        )   (ADDRESS)
______________________________________  )
Occupation

ASPREVA PHARMACEUTICALS CORP.
Per:

_________________________________________
Authorized Signatory

ASPREVA PHARMACEUTICALS CORP.
#1201 - 4464 Markham Street
Vancouver, British Columbia, V8Z 7X8
Fax: (250) 744-2498